Exhibit 99.1
Filed by Western Liberty Bancorp
Pursuant to Rule 425 under the
Securities Act of 1933, as amended and deemed filed
pursuant to Rule 14a-6 under the
Securities Exchange Act of 1934, as amended
Subject Company: Western Liberty Bancorp
Commission File No.: 001-33803
1370 Avenue of the Americas, 28th Floor
New York, New York 10019

Supplement, Dated March 23, 2010, to Proxy Statement/Prospectus, Dated February 25, 2010

To the Stockholders of Western Liberty Bancorp:
     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Western Liberty Bancorp, a Delaware corporation (“WLBC,” “we,” “us,” or “our”), is hereby postponed. We expect to announce a new meeting date as soon as practicable. The record date of March 1, 2010 for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting has not changed at this time. The proposals to be considered at the Special Meeting contained in the proxy statement/prospectus are unchanged by this supplement.
     We urge you, if you have not done so already, to carefully read in its entirety WLBC’s definitive proxy statement/prospectus, dated February 25, 2010.
     If you have questions or require additional copies of the proxy statement/prospectus, this supplements or the previously delivered proxy card, you may call Andrew Nelson, our Assistant Secretary, at (212) 445-7800.
     This notice is dated March 23, 2010 and is first being sent to stockholders on or about that date.

By Order of the Board of Directors

Jason N. Ader
Chairman of the Board and Chief Executive Officer